Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) and, if not defined in the Form 8-K, the revised definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2022 (the “Proxy Statement”).

Introduction

The following unaudited pro forma condensed combined financial information is provided for illustrative purposes only and should not be considered an indication of the results of operations or balance sheet of MoonLake Immunotherapeutics, a Cayman Islands exempted company (formerly known as Helix Acquisition Corp.) (prior to the Closing Date, “Helix” and after the Closing Date, “MoonLake”) following the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of Helix as of December 31, 2021 with the historical balance sheet of MoonLake Immunotherapeutics AG (“MoonLake AG”) as of December 31, 2021, giving pro forma effect to the Business Combination and the PIPE, as if they had occurred as of December 31, 2021.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statement of operations of Helix for the year ended December 31, 2021, and the historical statement of operations of MoonLake AG for the period from March 10, 2021 (inception) to December 31, 2021, giving pro forma effect to the Business Combination and the PIPE as if they had occurred on January 1, 2021, the beginning of the earliest period presented.

This information should be read together with the audited consolidated MoonLake AG financial statements (including the related notes) as of and for the period ended December 31, 2021 and Helix’s audited condensed financial statements and related notes as of and for the year ended December 31, 2021, “MoonLake Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Helix Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information, which are incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

References to the “Combined Company” in this section “Unaudited Pro Forma Condensed Combined Financial Information” are to MoonLake Immunotherapeutics following the consummation of the transactions contemplated by the Business Combination Agreement.

Description of the Transaction

On October 4, 2021, Helix entered into the Business Combination Agreement with MoonLake AG. Following the Closing of the Business Combination contemplated by the Business Combination Agreement, the existing securityholders of MoonLake AG (except as noted below with respect to the BVF Shareholders) retained their equity interests in MoonLake AG and received a number of non-economic voting shares in Helix determined by multiplying the number of MoonLake AG Common Shares held by them immediately prior to the Closing by the exchange ratio of 33.638698 Class A Ordinary Shares to one MoonLake AG Common Share (the “Exchange Ratio”). The BVF Shareholders assigned all of their MoonLake AG Common Shares to Helix and Helix issued to the BVF Shareholders an aggregate number of Class A Ordinary Shares equal to the product of such number of assigned MoonLake AG Common Shares and the Exchange Ratio. Helix received a controlling equity interest in MoonLake AG in exchange for making the Cash Contribution. The assumed Exchange Ratio for the preparation of the unaudited pro forma condensed combined financial information is 33.638698.

As consideration for the transaction, Helix invested into MoonLake AG its Available Closing Date Cash, defined in the Business Combination Agreement as the aggregate amount of (a) the cash in Helix’s trust account established in connection with Helix’s initial public offering (the “Trust Account”), less amounts required to satisfy any Helix share redemptions and less the aggregate amount of any unpaid Helix transaction expenses plus (b) the aggregate proceeds received from any PIPE Investors. Available Closing Date Cash does not correspond to the Combined Company cash balance at Closing as it excludes certain other transactions, for example, Swiss stamp duty fees, MoonLake AG’s transaction expenses and the payment of the par value of the Class C Ordinary Shares at Closing. The Available Closing Date Cash amounts to $134.7 million. If the transaction had closed on December 31, 2021, MoonLake AG would have issued 4,003,912 MoonLake AG Class V Voting Shares to Helix, calculated using the December 31, 2021 cash in Helix’s Trust Account, with a par value of CHF 0.01 per share, each having, due to its lower par value, ten times the voting power of a MoonLake AG Common Share. The actual number of shares issued was 4,006,736. The difference between the number of MoonLake AG Class V Voting Shares is due to higher transaction expenses, lower redemptions, and the interest earned on Helix’s Trust Account between December 31, 2021, and the Closing of the transaction.

Business Combination Structure

Upon the consummation of the Business Combination, the following transactions occurred:

(i)	Three business days prior to the Closing Date, Helix transferred an amount equal to the product of the MoonLake AG Preliminary Class V Voting Shares multiplied by CHF 0.01 (the nominal amount of each MoonLake AG Class V Voting Share) to a blocked Swiss bank account of MoonLake AG.

(ii)	Two business day prior to the Closing Date, Helix and MoonLake AG determined as of such date (x) the Preliminary Investment Amount, which was equal to the cash in Helix’s Trust Account, less amounts required to satisfy redemptions and less the aggregate amount of any unpaid Helix transaction expenses plus the aggregate proceeds actually received by Helix from the consummated PIPE as of such date, and (y) the MoonLake AG Preliminary Class V Voting Shares issued by MoonLake AG to Helix at the Closing, which are equal to (A) the Preliminary Investment Amount divided by (B) the Exchange Ratio.

(iii)	Two business days prior to the Closing Date, and after approval by MoonLake AG’s shareholders and registration by the competent Swiss commercial register, the ML Parties and MoonLake AG effectuated the Restructuring, to, among other things, (x) convert the existing MoonLake AG Series A Preferred Shares into an equal number of MoonLake AG Common Shares, such that the ML Parties will hold a single class of capital stock of MoonLake AG immediately prior to the Closing and (y) approve a capital increase for the issuance of MoonLake AG Class V Voting Shares, each Class V Voting Share due to its lower par value having ten times the voting power of a MoonLake AG Common Share.

(iv)	At the Closing, all then-outstanding Class B Ordinary Shares were automatically converted into Class A Ordinary Shares on a one-for-one basis.

(v)	At the Closing, Helix amended and restated its Existing MAA to, among other things, establish a share structure containing the Class A Ordinary Shares, which carry economic and voting rights, and Class C Ordinary Shares, which carry voting rights but no economic rights.

(vi)	On the Closing Date, Helix and MoonLake AG determined (x) the Available Closing Date Cash, (y) the final number of MoonLake AG Class V Voting Shares attributable to Helix at the Closing, which would have been 4,003,912, had the transaction closed on December 31, 2021, based on the then Available Closing Date Cash held in Helix’s Trust Account, and (z) the Cash Contribution.

(vii)	On the Closing Date, Helix paid all unpaid transaction expenses and then made available the remaining Cash Contribution to MoonLake AG.

(viii)	On the Closing Date, following the Restructuring, the BVF Shareholders assigned all of their MoonLake AG Common Shares to Helix and Helix issued to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake AG Common Shares and the Exchange Ratio.

(ix)	On the Closing Date, Helix issued Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders).

(x)	On the Closing Date, Helix issued to the PIPE Investors (as defined elsewhere in this Current Report on Form 8-K entitled “Introductory Note—Subscription Agreements and PIPE Investment (Private Placement)”) an aggregate of 11,700,000 Class A Ordinary Shares, 11,600,000 shares of which were issued at a price of $10.00 per share for gross proceeds of $116,000,000 and 100,000 shares of which were issued to placement agents of the PIPE in satisfaction of an aggregate of $1,000,000 of fees owed by Helix to such placement agents.

For more information on the Business Combination, refer to the “Business Combination Agreement.”

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Helix will be treated as the “acquired” company for financial reporting purposes, and MoonLake AG will be the accounting “acquirer”. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MoonLake AG issuing shares for the net assets of Helix, accompanied by a recapitalization. The net assets of Helix will be stated at historical cost, with no goodwill or other intangible assets recorded.

MoonLake AG has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	the ML Parties (excluding the BVF Shareholders), through their ownership of the Class C Ordinary Shares, and together with the BVF Shareholders, through their ownership of Class A Ordinary Shares, will have the greatest voting interest in the Combined Company with 64.24% of the voting interest;

●	MoonLake AG’s directors represent the majority of the new Board of the Combined Company;

●	MoonLake AG’s senior management is the senior management of the Combined Company; and

●	MoonLake AG is the larger entity based on historical operating activity and has the larger employee base.

Basis of Presentation

The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented to provide an understanding of the Combined Company upon consummation of the Business Combination for illustrative purposes.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The unaudited pro forma condensed combined financial information presents only Transaction Accounting Adjustments and does not present Management’s Adjustments. The historical financial information has been adjusted to reflect the pro forma adjustments that are directly attributable to the Business Combination and the PIPE.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not intended to represent or be indicative of the consolidated results of operations or balance sheet that would have been reported had the Business Combination been completed as of the date presented and should not be taken as representative of the future consolidated results of operations or financial position of the Combined Company following the Business Combination. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company after giving effect to the Business Combination. The financial results may have been different had the companies been combined for the referenced period. The companies have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information excludes certain transactions which are not contractually linked nor contingent upon the Closing of the Business Combination. These include:

●	35,000 MoonLake AG Common Shares previously held in treasury were granted after December 31, 2021 under MoonLake AG’s Employee Share Participation Plan; and

●	the remaining 22,756 MoonLake AG Common Shares held in treasury and 21,812 MoonLake AG Common Shares which have not been granted but have been approved for future equity grants under MoonLake AG’s Employee Share Participation Plan and MoonLake AG’s Employee Stock Option Plan.

The unaudited pro forma condensed combined financial information has been prepared assuming no exchange of the 433,968 issued MoonLake AG Common Shares held by the ML Parties (other than the BVF Shareholders), giving pro forma effect to the Business Combination as if it had occurred as of December 31, 2021, into 14,598,118 Class A Ordinary Shares.

The 433,968 issued MoonLake AG Common Shares held by the ML Parties (other than the BVF Shareholders) excludes 57,756 MoonLake AG Common Shares repurchased from Arnout Ploos van Amstel on December 13, 2021 upon his departure from MoonLake AG, held in treasury by MoonLake AG and re-allocated to MoonLake AG’s Employee Share Participation Plan and MoonLake AG’s Employee Stock Option Plan for future equity grants. The unaudited pro forma condensed combined financial information reflects the 31.35% direct ownership of the ML Parties (other than BVF Shareholders) as non-controlling interest in the Combined Company. In the event that all 433,968 issued MoonLake AG Common Shares held by the ML Parties (other than the BVF Shareholders) are exchanged, the non-controlling interest would be reclassified to Class A Ordinary Shares and the number of Helix outstanding Ordinary Shares and corresponding voting rights will remain unchanged. The pro forma Combined Company EPS calculation illustrates the potential impact on the basic and diluted EPS if the shares were exchanged — refer to section “4. Loss per share.”

The unaudited pro forma condensed combined financial information has been prepared to reflect the actual number of redemptions by Helix’s public shareholders with respect to Class A Ordinary Shares. This presentation illustrates the Helix shareholders redemption rights for 8,080,645 issued and outstanding redeemable Class A Ordinary Shares which are classified as temporary equity measured at fair value. This resulted in a reduction of approximately $80.8 million of total funds in Helix’s Trust Account as of December 31, 2021.

The following table summarizes the unaudited pro forma Class A and Class C Ordinary Shares outstanding, and the respective percentage share of the total voting rights adjusted to give effect to the Business Combination and calculated by applying the Exchange Ratio based on MoonLake AG’s Fully Diluted Shares as of December 31, 2021:

	Shares	Voting rights %
Total Helix Acquisition Corp.
Helix Class A Ordinary Shares – existing shareholders (excl. Helix management)	3,419,355	6.64%
Helix Class A Ordinary Shares – Helix management (sponsor promote and IPO private placement shares, excl. PIPE participation)	3,305,000	6.42%
Helix Class A Ordinary Shares – PIPE Investors	11,700,000	22.70%
Helix Class A Ordinary Shares – BVF shareholders	18,501,284	35.91%
Helix Class C Ordinary Shares – ML Parties (other than the BVF Shareholders)	14,598,118	28.33%
Total Helix Class A and Class C Ordinary Shares Outstanding at Closing	51,523,757	100%

The following table summarizes the Class A Ordinary Shares outstanding and the respective percentage share of the total voting rights after giving effect to the following transactions:

●	Inclusion of 35,000 MoonLake AG Common Shares previously held in treasury and granted to selected employees after December 31, 2021;

●	Inclusion of the remaining 22,756 MoonLake AG Common Shares held in treasury and of 21,812 MoonLake AG Common Shares which have not been granted but have been approved for future equity grants under MoonLake AG’s Employee Share Participation Plan and MoonLake AG’s Employee Stock Option Plan;

●	Inclusion of 6,660 options to acquire MoonLake AG Common Shares, assumed to be fully exercised; and

●	Exchange of all MoonLake AG Common Shares owned by the ML Parties (other than the BVF Shareholders), including those issued as per the transactions above, into Class A Ordinary Shares at the Exchange Ratio and the cancellation of the Class C Ordinary Shares.

If the above transactions were reflected in the unaudited condensed combined financial information, the outstanding MoonLake AG Common Shares would increase from 983,968 as at December 31, 2021 to 1,070,196. Out of this total, 520,196 MoonLake AG Common Shares would be held by the ML Parties (other than the BVF Shareholders) and exchanged into 17,498,716 Class A Ordinary Shares. Together with the Class A Ordinary Shares received by the BVF Shareholders, the total Class A Ordinary Shares issued to the ML Parties would increase from 33,099,402 to 36,000,000 resulting in a combined ownership of 66.15% in the Combined Company.

	Shares	Voting rights
Total Helix Acquisition Corp.
Helix Class A Ordinary Shares – existing shareholders (excl. Helix management)	3,419,355	6.28%
Helix Class A Ordinary Shares – Helix management (sponsor promote and IPO private placement shares, excl. PIPE participation)	3,305,000	6.07%
Helix Class A Ordinary Shares – PIPE Investors	11,700,000	21.50%
Helix Class A Ordinary Shares – BVF shareholders	18,501,284	34.00%
Helix Class A Ordinary Shares – ML Parties (other than the BVF Shareholders)	17,498,716	32.15%
Total Helix Class A Ordinary Shares Outstanding at Closing	54,424,355	100%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2021 (in $)

	as of December 31, 2021				as of December 31, 2021
	Helix (Historical)	MoonLake (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash	$666,790	$8,038,845	$115,840,995	(A)	$124,546,630
Other receivables	—	148,774	—		148,774
Prepaid expenses and other current assets	126,916	1,449,096	—		1,576,012
Total current assets	793,706	9,636,715	115,840,995		126,271,416
NON-CURRENT ASSETS:
Investments held in trust account	115,042,608	—	(115,042,608)	(B)	—
Property and equipment, net	—	45,739	—		45,739
TOTAL ASSETS	$115,836,314	$9,682,454	$798,387		$126,317,155

LIABILITIES
CURRENT LIABILITIES:
Trade and other payables	$—	$1,569,290	$—		$1,569,290
Short-term loans	—	15,000,000	(15,000,000)	(R)	—
Accrued expenses and other current liabilities	3,870,251	4,518,311	(3,655,068)	(C) – (BB)	4,733,494
Total current liabilities	3,870,251	21,087,601	(18,655,068)		6,302,784
Pension liability	—	239,860	—		239,860
Deferred underwriting fee payable	4,025,000	—	(4,025,000)	(C)	—
Total long term liabilities	4,025,000	239,860	(4,025,000)		239,860

Helix Class A Ordinary Shares subject to possible redemption, 11,500,000 shares at $10.00 per share	115,000,000	—	(115,000,000)	(F)	—

SHAREHOLDERS’ EQUITY:
MoonLake AG Common Shares, CHF 0.10 par value; 390,000 shares authorized; 361,528 shares issued and 303,772 outstanding	—	38,537	(38,537)	(G)	—
MoonLake AG Treasury Shares		(6,202)	6,202	(G)	—
Historical: Helix Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 430,000 shares issued and outstanding Pro Forma Combined: Helix Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 36,925,639 shares issued and outstanding	43	—	3,650	(H)	3,693
Helix Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding	288	—	(288)	(L)	—
Helix Class C Ordinary Shares, $0.0001 par value; 100,000,000 shares authorized; 14,598,118 shares issued and outstanding	—	—	1,460	(I)	1,460
MoonLake AG Series A Preferred shares, CHF 0.10 par value; 680,196 shares authorized; 680,196 shares issued and outstanding	—	72,466	(72,466)	(G)	—
Additional paid-in capital	—	42,061,984	94,639,327	(M)	136,701,311
Accumulated deficit	(7,059,268)	(53,643,615)	6,392,274	(N)	(54,310,609)
Accumulated other comprehensive loss	—	(168,177)	—		(168,177)
Total shareholders’ equity attributable to Helix shareholders	(7,058,937)	(11,645,007)	100,931,622		82,227,678
Total shareholders’ equity attributable to non-controlling interest	—	—	37,546,833	(Q)	37,546,833
Total shareholders’ equity	(7,058,937)	(11,645,007)	138,478,455		119,774,511

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$115,836,314	$9,682,454	$798,387		$126,317,155

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in $, except share and per share data)

					Assuming Actual Redemptions
	Helix (Historical)	MoonLake (Historical)	Pro Forma Adjustments		Pro Forma Combined
Operating expenses
Research and development	$—	$(35,529,331)	$—		$(35,529,331)
General and administrative	(4,570,345)	(18,042,710)	(637,055)	(BB) + (CC)	(23,250,110)
Fixed assets depreciation	—	(4,971)	—		(4,971)
Total operating expenses	(4,570,345)	(53,577,012)	(637,055)		(58,784,412)
Operating loss	(4,570,345)	(53,577,012)	(637,055)		(58,784,412)

Other income/(expenses)	27,691	(61,848)	(19,458)	(AA)	(53,615)

Loss before income tax	(4,542,654)	(53,638,860)	(656,513)		(58,838,027)

Income tax	—	(4,755)	—		(4,755)
Net loss attributable to the Combined Company	(4,542,654)	(53,643,615)	(656,513)		(58,842,782)
Of which: net loss attributable to Helix shareholders	—	—	—		(40,396,787)
Of which: net loss attributable to non-controlling interest	—	—	—		(18,445,995)

Net loss per share attributable to shareholders, basic and diluted	$(0.31)	$(230.15)

Weighted average Common Shares outstanding, basic and diluted(1)	14,805,000	233,086

Pro forma net loss per share attributable to Helix Class A Ordinary Shares shareholders, basic and diluted					$(1.09)

Pro forma weighted average Helix Class A Ordinary Shares outstanding, basic and diluted					36,925,639

(1)	The Helix historical weighted average shares outstanding includes 11,500,000 shares subject to possible redemption for Helix at December 31, 2021.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 assumes that the Business Combination occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis that MoonLake AG is the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	MoonLake AG’s audited consolidated balance sheet as of December 31, 2021 and the notes thereto, included in the Proxy Statement ; and

●	Helix’s audited condensed balance sheet as of December 31, 2021 and the notes thereto, included in the Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	MoonLake AG’s audited consolidated statement of operations and comprehensive loss for the period from March 10, 2021 (inception) through December 31, 2021 and the notes thereto, included elsewhere in the Proxy Statement; and

●	Helix’s audited statement of operations for the year ended December 31, 2021 and the notes thereto, included elsewhere in the Proxy Statement.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of MoonLake after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible that the difference may be material. MoonLake AG’s and Helix’s management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and balance sheet would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or balance sheet of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of MoonLake AG and Helix.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. MoonLake AG’s and Helix’s management believes this unaudited pro forma condensed combined financial information to not be meaningful given the Combined Company incurred significant losses during the historical period presented.

2. Accounting Policies

Upon Closing of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

	(in $)
Reclassification of investments held in Trust Account	$34,206,219	(B)
Proceeds from PIPE	116,000,000	(D)
Payment of Helix transaction expenses (excluding deferred underwriting fee payable and accrued expenses)	(7,624,569)	(C)
Payment of Helix deferred underwriting fees	(4,025,000)	(C)
Payment of accrued expenses	(3,870,251)	(C)
Payment of Swiss stamp duty	(1,346,864)	(E)
Payment of MoonLake AG transaction expenses	(2,500,000)	(E)
Issuance of Helix Class C Ordinary Shares to MoonLake AG shareholders	1,460	(I)
Repayment of loan to BVF Shareholders	(15,000,000)	(R)
	$115,840,995	(A)

(B)	Reflects the reclassification of $34.2 million of investments held in the Trust Account that becomes available to the Combined Company following the Business Combination and the distribution of $80.8 million to redeeming shareholders.

(C)	Represents estimated transaction costs of approximately $15.5 million incurred by Helix in consummating the transaction, payable at Closing, and net of $1.0 million of fees owed by Helix to placement agents of the PIPE which have been compensated through the issuance of 100,000 shares at a price of $10.0 per share. Helix transaction expenses have been accounted for through a reduction of Cash and cash equivalents and a corresponding reduction in Additional paid-in capital of $7.6 million, a reduction in deferred underwriting fee payable of $4.0 million and a reduction in accrued expenses of $3.9 million.

(D)	Reflects the gross proceeds of $116.0 million received through the issuance of Class A Ordinary Shares at $10.00 per share in the PIPE pursuant to the Subscription Agreements.

(E)	Reflects the payment of $3.8 million of estimated MoonLake AG transaction expenses including Swiss stamp duty fee which are payable at Closing and results in a decrease to Cash and cash equivalents and a corresponding reduction in Additional paid-in capital.

(F)	Reflects the reclassification of $34.2 million Class A Ordinary Shares subject to possible redemption from temporary equity to shareholders’ equity, and the redemption of 8,080,645 Helix Class A Ordinary Shares subject to possible redemption, for aggregate redemption payments of $80.8 million at a redemption price of approximately $10.0 per share.

(G)	Reflects the following transactions:

●	Conversion of the 680,196 outstanding MoonLake AG Series A Preferred Shares into 680,196 MoonLake AG Common Shares on a 1:1 ratio resulting in a total of 1,041,724 MoonLake AG Common Shares issued;

●	Reversal of $111,003 nominal value of the 1,041,724 MoonLake AG Common Shares issued against Additional Paid In Capital required to reflect the equity of Helix; and

●	Reversal of $6,202 nominal value of the 57,756 MoonLake AG Common Shares repurchased by MoonLake AG following the resignation of a co-founder and held in treasury against Additional Paid In Capital required to reflect the equity of Helix.

(H)	Reflects the following transactions of which all have a par value of $0.0001:

●	Issuance of 11,600,000 Class A Ordinary Shares to PIPE Investors;

●	Conversion of 2,875,000 Class B Ordinary Shares, into Class A Ordinary Shares on a 1:1 ratio;

●	Issuance of, in aggregate, 100,000 Class A Ordinary shares to placement agents as share-based payment for PIPE placement services;

●	Reclassification of 3,419,355 Class A Ordinary Shares subject to possible redemptions to permanent shareholders’ equity;

●	Issuance of 18,501,284 Class A Ordinary Shares with a par value of $0.0001 to BVF Shareholders accounted for through a reduction in Additional paid-in capital and a corresponding increase in the Class A Ordinary Shares issued.

(I)	Reflects the issuance of 14,598,118 Class C Ordinary Shares with a par value of $0.0001 to MoonLake AG shareholders accounted for through an increase in Cash and cash equivalents and a corresponding increase in the Class C Ordinary Shares issued.

(L)	Reflects the conversion of 2,875,000 outstanding Class B shares into Class A Ordinary Shares on a 1:1 ratio.

(M)	Represents pro forma adjustments to additional paid-in capital to reflect the following:

Issuance of Helix Class A Ordinary Shares from PIPE net of par value	$115,998,840	(D)
Reclassification of Helix Class A Ordinary Shares subject to redemptions to permanent equity net of par value	34,193,208	(F)
Helix and MoonLake AG transaction costs including stamp duty fees	(12,471,433)	(C)(E)
Elimination of Helix’s historical accumulated deficit	(7,059,268)	(O)
Reversal of 983,968 issued and outstanding MoonLake AG Common Shares	104,801	(G)
Issuance of Helix Class A Ordinary Shares to BVF shareholders	(1,850)	(H)
Issuance of Helix Class A Ordinary Shares to placement agents of the PIPE in lieu of $1m in cash for transaction expenses	999,990	(H)
Share-based compensation accelerated vesting upon Closing of the Business Combination	421,872	(CC)
MoonLake AG non-controlling interest in the Combined Company	(37,546,833)	(P)
	$94,639,327	(M)

(N)    Represents pro forma adjustments to accumulated deficit to reflect the following:

	(in $)
Elimination of Helix’s historical accumulated deficit	$7,059,268	(O)
Bonus Accrual	(215,183)	(BB)
Share-based compensation accelerated vesting upon Closing of the Business Combination	(421,872)	(CC)
Distribution of the interest earned on the Trust Account to redeeming shareholders following derecognition of conditionally redeemable Helix Class A Ordinary Shares classified as temporary equity	(29,939)	(P)
	$6,392,274	(O)

(O)	Reflects the elimination of Helix’s historical accumulated deficit.

(P)	Represents the payment of interest earned on Trust Account to redeemable shareholders

(Q)	Represents the 31.35% non-controlling interest held by MoonLake AG shareholders in the Combined Company at Closing which is derived as follows:

	Shares	Total Par Value	Economic Rights %	Voting Rights %
MoonLake AG Common Shares (held by ML Parties other than the BVF Shareholders)	433,968	46,221	31.35%	8.70%
MoonLake AG Common Shares (held by Helix)	550,000	58,579	39.73%	11.03%
MoonLake AG Class V Voting shares (held by Helix)	4,003,912	42,645	28.92%	80.27%
Total MoonLake AG Ordinary Shares Outstanding at Closing	4,987,880	147,445	100%	100%

Total Shareholders’ equity	119,774,511
Non-controlling interest % of the Combined Company	31.35%
Total Shareholders’ Equity attributable to non-controlling interest(1)	37,546,833

(1)	The total Shareholders’ Equity attributable to non-controlling interest may not be recalculated due to rounding of the NCI % interest.

(R)	Reflects the repayment of a $15,000,000 loan to the BVF Shareholders.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(AA) Represents the elimination of investment income related to the investments held in the Trust Account.

(BB) Represents the bonus accrual for the MoonLake AG co-founders which is partially contingent on the transaction.

(CC) Represents the accelerated vesting of share-based compensation grants under ESPP upon Closing of the Business Combination.

4. Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared to reflect the actual number of redemptions by Helix’s public shareholders with respect to Class A Ordinary Shares. This presentation illustrates the Helix shareholders redemption rights for 8,080,645 issued and outstanding redeemable Class A Ordinary Shares which are classified as temporary equity measured at fair value. This will result in a reduction of approximately $80.8 million of total funds in Helix’s Trust Account as of December 31, 2021.

Twelve Months Ended December 31, 2021
Pro forma net loss attributable to the Combined Company	$(58,842,782)
Less: Pro forma net loss attributable to non-controlling interest	$(18,445,995)
Pro forma net loss attributable to Helix shareholders	$(40,396,787)
Weighted average shares outstanding – basic and diluted(1)	36,925,639
Net loss per share – basic and diluted attributable to Helix shareholders	$(1.09)

Weighted average shares outstanding – basic and diluted
Helix Class A Ordinary Shares – existing shareholders (excl. Helix management)	3,419,355
Helix Class A Ordinary Shares – Helix management (includes sponsor promote and IPO private placement shares, excl. PIPE participation)	3,305,000
Helix Class A Ordinary Shares – BVF shareholders	18,501,284
Helix Class A Ordinary Shares – PIPE Investors	11,700,000
36,925,639

(1)	The pro forma shares used to calculate the net loss per share — basic, excludes 14,598,118 Class C Ordinary Shares as they do not carry economic rights. In the event that ML Parties (other than the BVF Shareholders) elect to exchange their 433,968 MoonLake AG Common Shares into 14,598,118 Class A Ordinary Shares, the weighted average number of shares outstanding will be 51,523,757. This would result in a net loss per share — basic of $(1.14).